As filed with the Securities and Exchange Commission on March 2, 2009

Registration No. 333-142434

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EURONET WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	74-2806888
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4601 College Boulevard, Suite 300

Leawood, Kansas 66211

(913) 327-4200

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

-----------------

Jeffrey B. Newman

Executive Vice President and General Counsel

Euronet Worldwide, Inc.

4601 College Boulevard, Suite 300

Leawood, Kansas 66211

(913) 327-4200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

-----------------

Copies to:

John A. Granda, Esq.

Stinson Morrison Hecker LLP

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106

(816) 842-8600

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

TERMINATION OF REGISTRATION

Euronet Worldwide, Inc. (the “Company”) previously issued shares of Common Stock of the Company, stock appreciation rights and contingent value rights in connection with the acquisition of RIA Envia, Inc. by the Company’s wholly-owned subsidiary, Euronet Payments & Remittance, Inc. In connection with the acquisition, the Company registered the resale by the former stockholders of RIA Envia, Inc. of up to 7,420,990 shares of Company Common Stock (the “Shares”) pursuant to a Registration Statement on Form S-3 (File No. 333-142434) filed with the Commission on April 27, 2007 (together with all previously filed amendments and prospectus supplements, the “Registration Statement”).

In accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, we are filing this Post-Effective Amendment to remove from registration all of the Shares that remain unsold under the Registration Statement as of the date hereof. We are deregistering these Shares because our obligation to maintain the effectiveness of the Registration Statement pursuant to the Stock Purchase Agreement, dated November 21, 2006, by and among Euronet Payments & Remittance, Inc., the Company and the former stockholders of RIA Envia, Inc., has expired.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leawood, State of Kansas, on this 26th day of February, 2009.

EURONET WORLDWIDE, INC.

By:	/s/ Michael J. Brown
Name:	Michael J. Brown
Title:	Chairman of the Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

	Signature	Title	Date

	/s/ Michael J. Brown	Chairman of the Board of Directors, Chief Executive Officer and Director (principal executive officer)	February 26, 2009
Michael J. Brown

	* /s/ Rick L. Weller	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	February 26, 2009
Rick L. Weller

	* /s/ Paul S. Althasen	Director	February 26, 2009
Paul S. Althasen

	* /s/ Thomas A. McDonnell	Director	February 26, 2009
Thomas A. McDonnell

	* /s/ Andzrej Olechowski	Director	February 26, 2009
Andzrej Olechowski

	* /s/ Andrew B. Schmitt	Director	February 26, 2009
Andrew B. Schmitt

	* /s/ Eriberto R. Scocimara	Director	February 26, 2009
Eriberto R. Scocimara

	* /s/ M. Jeannine Strandjord	Director	February 26, 2009
M. Jeannine Strandjord

*By:	/s/ Michael J. Brown
Michael J. Brown
Attorney-in-Fact